SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________

FORM 8-K
_________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 6, 2019
_________________________________________________

SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
__________________________________________________
(Address of principal executive offices)

(631) 567-4700
__________________________________________________
(Registrant's telephone number, including area code)

Not Applicable
__________________________________________________
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has entered into a consulting agreement through August 31, 2019 with Mr. John A. Moore, who has been a Director of the Company since January 23, 2019. The agreement provides for consulting services as to the operations of Scientific Bioprocessing, Inc., a wholly-owned subsidiary of the Company at a monthly fee of $10,000 plus the issuance of stock options valued at $3,000. The agreement may be renewed at the end of the term by mutual consent and incorporates non-competition and confidentiality clauses.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2019, the Board of Directors of the Company appointed Marcus Frampton to the Board of Directors as a Class B Director.

Mr. Frampton, age 39, is currently the Chief Investment Officer of the Alaska Permanent Fund Corporation, a $65 billion state sovereign wealth fund.  He also serves on the Board of Directors of Twin Creeks Timber, LLC and Rapid Partners, L.P.  At the Alaska Permanent Fund Corporation, Mr. Frampton also served as Director of Investments, Real Assets and Absolute Return from 2016 to 2018 and Director of Investments, Private Markets from 2012 to 2016.  He was Finance Lead, Strategic Investments at LPL Financial (Nasdaq: LPLA), an investment and wealth management services firm, from 2010-2012.  He was Associate/Vice President at PCG Capital Partners, a private equity firm, from 2005 to 2010.  Mr. Frampton holds a B.A. in Business-Economics from the University of California, Los Angeles.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description
10A-1	Copy of Consulting Agreement between the Company and John A. Moore.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: March 8, 2019	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer